UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 5, 2007
(Date of earliest event reported)
WASHINGTON GROUP INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12054 (Commission File Number)	33-0565601 (I.R.S. Employer Identification Number)
720 PARK BOULEVARD
BOISE, IDAHO 83712
208 / 386-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On October 1, 2007, the plaintiff in the putative class action entitled Schultze Asset Management, LLC, vs. Washington Group International, Inc., et. al., which is pending in the Court of Chancery of the State of Delaware in and for New Castle County, filed separate motions for expedited discovery and for preliminary injunctive relief. By its preliminary injunction motion, plaintiff seeks an order enjoining the vote of Washington Group stockholders on the proposed merger with URS, which is currently scheduled for October 30, 2007, in addition to an order enjoining the consummation of the proposed transaction. During a conference on October 5, 2007, the Court granted the plaintiff’s motion for expedited discovery and scheduled a hearing for October 22, 2007, to consider whether to enjoin the Washington Group stockholders meeting. Washington Group believes that the action is without merit and that it has substantial defenses to the claims, and intends to defend its position vigorously.
A copy of the amended complaint is furnished as Exhibit 99.1 to this report, and is incorporated by reference into this Item 8.01.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC.
Date: October 10, 2007	By:	/s/ Craig G. Taylor
Craig G. Taylor
Vice President and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Complaint, filed October 1, 2007 in the Court of Chancery of the State of Delaware in and for New Castle County